UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2022

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane		75038
Irving, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 771-9952

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08. Shareholder Director Nominations.

The RumbleOn, Inc. (the "Company") 2022 annual meeting of stockholders (the “2022 Annual Meeting”) will be held on Tuesday, June 14, 2022. The record date for the 2022 Annual Meeting is April 22, 2022.

Because the date of the 2022 Annual Meeting differs by more than thirty days from the anniversary date of the Company’s 2021 annual meeting of stockholders, the deadlines for stockholder proposals and stockholder director nominees set forth in the Company’s 2021 annual meeting proxy statement no longer apply. Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders of the Company who wish to have a proposal or director nominee considered for inclusion in the Company’s proxy materials for the 2022 Annual Meeting must ensure that such proposal or proposed nominee is received on or before the close of business on April 27, 2022.

Proposals and proposed nominees must be submitted in writing and addressed to: RumbleOn, Inc. Board of Directors, Attn: Secretary, 901 W. Walnut Hill Lane, Irving, Texas 75038 and must comply with the requirements set forth in the rules and regulations of the Exchange Act and the Company’s Amended and Restated Bylaws.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: April 22, 2022	By:	/s/ Marshall Chesrown
Name: Marshall Chesrown
Title: Chief Executive Officer